Response to Item 77D




Multi-Cap Growth Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus and the prospectus, of Eaton Vance Multi-Strategy
Absolute Return Fund (which invests in the
Portfolio) filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.